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CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-64430 of Medical Graphics Corporation on Form S-8 our report dated June 18, 1997 appearing in this annual report on Form 11-K of the Medical Graphics Corporation 401(k) Savings Plan for the year ended December 31, 1996.

                                       /s/ Deloitte & Touche LLP



Minneapolis, Minnesota
June 27, 1997